              As filed with the Securities and Exchange Commission
                                on June 26, 2001

                                                   Registration No. 333-
=============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ----------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------

                            MONRO MUFFLER BRAKE, INC.
-----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           New York                                            16-0838627
------------------------------                              ----------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

            200 Holleder Parkway, Rochester, New York    14615
          -------------------------------------------------------
          (Address of Principal Executive Offices)     (Zip Code)

                  MONRO MUFFLER BRAKE, INC. PROFIT SHARING PLAN
                  ---------------------------------------------
                            (Full Title of the Plan)

                                 Robert G. Gross
                      President and Chief Executive Officer
                            MONRO MUFFLER BRAKE, INC.
                              200 Holleder Parkway
                            Rochester, New York 14615
                                 (716) 647-6400
           -----------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                              Marc Weingarten, Esq.
                            Schulte Roth & Zabel LLP
                                919 Third Avenue
                            New York, New York 10022

================================================================================
                                                  Proposed
                                    Proposed       Maximum
   Title of                         Maximum       Aggregate    Amount of
 Securities to    Amount to be   Offering Price   Offering   Registration
 be Registered   Registered (1)    Per Share        Price        Fee
--------------- ---------------  --------------  ----------  --------------
  Common Stock,  No additional      n/a              n/a           $0
 par value $.01    shares
   per share
================================================================================
---------------------------------
(1) No additional shares or interests are registered on this registration statement. Reference is made to the 150,000 shares (and related interests) registered on April 7, 2000 (Registration Number 33-34290).

This registration statement supplements the registration statement on Form S-8 filed April 7, 2000 (Registration Number 33-34290), which is incorporated herein by reference, to include The Monro Muffler Brake, Inc. Profit Sharing Plan as an exhibit.


                  Item 8. Exhibits.


                  The following is a complete list of exhibits filed as a part of this registration statement:


Exhibit No.            Document
-----------            --------
4.1(a)                Monro Muffler Brake, Inc. Profit Sharing Plan
                      Defined Contribution Plan and Trust/Custodial Account

4.1(b)                Non-Standardized Adoption Agreement:  Cash or Deferred Profit
                      Sharing Plan and Trust/Custodial Account

4.1(c)                Amendment No. 1 to the Loan Policy Document for the Monro Muffler
                      Brake, Inc. Profit Sharing Plan

4.1(d)                Amendment No. 1 to the Adoption Agreement of the Monro Muffler
                      Brake, Inc. Profit Sharing Plan

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 26th day of June, 2001.


                                          MONRO MUFFLER BRAKE, INC.


                                    By:   /s/ Robert G. Gross
                                          ----------------------------
                                          Robert G. Gross
                                          President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Name and Signature                Title                              Date
       ------------------                -----                              ----

/s/ Robert G. Gross                Director, President and              June 26, 2001
-----------------------------      Chief Executive Officer
Robert G. Gross                    (Principal Executive Officer)


/s/ Catherine D'Amico              Senior Vice-President-Finance        June 26, 2001
-----------------------------      Chief Financial Officer
Catherine D'Amico                  and Treasurer
                                   (Principal Financial
                                   and Accounting Officer)

Burton S. August, Sr.*             Director                             June 26, 2001

Charles J. August*                 Director                             June 26, 2001

Robert W. August*                  Director                             June 26, 2001

Frederick M. Danziger*             Director                             June 26, 2001

Jack M. Gallagher*                 Director                             June 26, 2001

Donald Glickman*                   Director                             June 26, 2001

Peter J. Solomon*                  Director                             June 26, 2001

Lionel B. Spiro*                   Director                             June 26, 2001

W. Gary Wood*                      Director                             June 26, 2001

*By   /s/ Catherine D'Amico
    --------------------------------
      Catherine D'Amico
      as Attorney-in-Fact

                                                   EXHIBIT INDEX


Exhibit No.                Document
-----------                --------
4.1(a)                     Monro Muffler Brake, Inc. Profit Sharing Plan
                           Defined Contribution Plan and Trust/Custodial Account


4.1(b)                     Non-Standardized Adoption Agreement:  Cash or
                           Deferred Profit Sharing Plan and Trust/Custodial
                           Account


4.1(c)                     Amendment No. 1 to the Loan Policy Document for the
                           Monro Muffler Brake, Inc. Profit Sharing Plan


4.1(d)                     Amendment No. 1 to the Adoption Agreement of the
                           Monro Muffler Brake, Inc. Profit Sharing Plan




                                    III-1